                       SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

        Filed by the Registrant [ ]

        Filed by a Party other than the Registrant [X]

        Check the appropriate box:

        [ ]  Preliminary Proxy Statement

        [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

        [X]  Definitive Proxy Statement

        [ ]  Definitive Additional Materials

        [ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
             Section 240.14a-12

        Alcide Corporation
    ---------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

    ---------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than the Registrant)



    Payment of Filing Fee (Check the appropriate box):

    [X]  No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
         (1)  Title of each class of securities to which transaction applies:

              -----------------------------------------------------------------
         (2)  Aggregate number of securities to which transaction applies:

              -----------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

              -----------------------------------------------------------------

         (4)  Proposed maximum aggregate value of transaction:

              -----------------------------------------------------------------

         (5)  Total fee paid:

              -----------------------------------------------------------------

    [ ]  Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:

              -----------------------------------------------------------------
         (2)  Form, Schedule or Registration Statement No.:

              -----------------------------------------------------------------
         (3)  Filing Party:

              -----------------------------------------------------------------
         (4)  Date Filed:

                              8561 154TH AVENUE, NE
                            REDMOND, WASHINGTON 98052

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 14, 1997

To the Stockholders:

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Alcide Corporation will be held at The University Club located at 1 West 54th Street, New York, NY on October 14, 1997 at 10:00 a.m.

          (1) To elect four directors of the Board of Directors for the ensuing year;

          (2) To ratify the selection of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending May 31, 1998; and

          (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

          The Board of Directors has designated the close of business on August 27, 1997 as the record date for determination of stockholders of the Company entitled to notice of and to vote at the meeting and any adjournment thereof. The stock transfer books will not be closed. A list of stockholders entitled to vote at the meeting will be available for inspection at the meeting.

          IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THE BOARD OF DIRECTORS EXTENDS A CORDIAL INVITATION TO ALL STOCKHOLDERS TO BE PRESENT AT THE MEETING. ALL STOCKHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING, ARE REQUESTED TO FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT IN THE RETURN ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. STOCKHOLDERS WHO ATTEND THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE IN PERSON.


                                           By order of the Board of Directors,



                                           John P. Richards
                                           EXECUTIVE VICE PRESIDENT
                                           SECRETARY
Redmond, Washington
August 27, 1997

                               ALCIDE CORPORATION
                              8561 154TH AVENUE, NE
                            REDMOND, WASHINGTON 98052

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                 OCTOBER 14, 1997

          The accompanying proxy is being solicited on behalf of the Board of Directors of ALCIDE CORPORATION (the "Company"), for use at the Annual Meeting of Stockholders to be held at The University Club located at 1 West 54th Street, New York, NY, on October 14, 1997 at 10:00 a.m. local time. Each stockholder giving such a proxy has the power to revoke the same by written notice to the Secretary of the Company at any time before it is voted. Furthermore, any stockholder giving a proxy may revoke the same prior to its use at the Annual Meeting by attending the meeting and voting in person. Subject to such revocation, properly executed proxies will be voted in the manner directed by such stockholder and, if no direction is made, will be voted in favor of Items 1 and 2. All expenses in connection with the solicitation will be borne by the Company. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with forwarding proxies to beneficial owners of shares of the Company's Common Stock. The Company has retained American Securities Transfer and Trust, Inc. to assist in the solicitation at a cost that is not expected to exceed $10,000 plus reasonable out-of-pocket expenses.

          This Proxy Statement and the accompanying form of proxy are being first mailed or given to the holders of the Company's Common Stock on or about August 27, 1997.

                                VOTING SECURITIES

          Only stockholders of record at the close of business on August 27, 1997 will be entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. At the election of directors, each holder of Common Stock (the "Common Stockholder(s)") may cumulate such Common Stockholder's votes and give one nominee a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the Common Stockholder's shares are entitled, or may distribute the Common Stockholder's votes on the same principle among as many nominees as the Common Stockholder sees fit.

          The four nominees who receive the greatest number of votes, present in person or by proxy at the Annual Meeting, will be elected directors.
Abstentions from voting and broker nonvotes on the election of directors will have no impact on the outcome of this proposal since they have not been cast in favor of any nominee. The affirmative vote of holders of a majority of the shares of Common Stock present, in person or by proxy and entitled to vote at the Annual Meeting, is required to ratify the selection of independent auditors. Abstention from voting on this matter will have the practical effect of voting against this proposal since shares are present at the meeting and entitled to vote but are not voting in favor of the proposal. Broker nonvotes will have no effect on the outcome of the proposal since they are not considered shares entitled to vote on the proposal.

          On August 1, 1997 there were 2,598,795 shares of Alcide Common Stock outstanding, net of Treasury Stock.

                SHARE OWNERSHIP BY DIRECTORS, EXECUTIVE OFFICERS
                          AND CERTAIN BENEFICIAL OWNERS

          The following table sets forth certain information regarding the beneficial ownership, as of June 1, 1997, of the Common Stock by (a) each person known by the Board of Directors to beneficially own more than 5% of the outstanding Common Stock; (b) each Director and nominee of Director; (c) each of the executive officers included in the Summary Compensation Table, and (d) all Directors and Executive Officers as a group.

        Name                        No. of Shares             Percentage
        ----                         Common Stock             Common Stock
                                    -------------             ------------
        Thomas L. Kempner           493,269 (1)                   19.0
        Loeb Partners Corp.
        61 Broadway, 24th Floor
        New York, NY  10006
        Joseph A. Sasenick          133,029 (2)                    5.1
        8561 154th Avenue NE
        Redmond, WA   98052
        John P. Richards             39,000 (3)                    1.5
        Aaron Stern, M.D., Ph.D.     32,328 (4)                    1.2
        G. Kere Kemp, BVSc, MRCVS    15,650 (5)                     .6
        William G. Spears            12,244 (6)                     .5
        Kenneth N. May, Ph.D.         3,216                         .1

                                   --------                       ----
                    TOTAL           728,736                       28.0
--------------

         (1)Includes 453,762 shares of Alcide Common Stock. Of this amount, 29,434 shares are owned by Mr. Kempner individually. 209,814 shares of Common Stock are held by Loeb Investors Company V and 26,964 shares are held by Loeb Investors Company 105 for which entities Mr. Kempner serves as Managing Partner. 187,550 shares are held in family trusts and other entities for which entities Mr. Kempner serves as either a trustee or has shared voting and dispositive power. Mr. Kempner disclaims any beneficial interest as to 305,790 shares of the above listed Common Stock.

         Further, the amount also includes rights to acquire a total of 39,507 shares of Common Stock through the exercise of stock options. Of these, 4,275 options were granted to Mr. Kempner as Director's fees and 35,232 options where granted to Loeb Partners Corporation for services rendered to the Company.

         (2)Includes 124,230 options to purchase Common Stock granted to Mr. Sasenick either under the Company's Incentive Stock Option Plan or as non-qualified stock options by the Board of Directors, of which 52,750 options to purchase Common Stock were transferred by Mr. Sasenick to trusts for his family for which Mr. Sasenick is trustee.

         (3)Includes 38,000 options to purchase Common Stock granted to Mr. Richards either under the Company's Incentive Stock Option Plan or as non-qualified stock options by the Board of Directors.

         (4)Includes Dr. Stern's right to acquire 5,132 shares of Common Stock through exercise of stock options granted to him as Director's fees and 17,196 shares of Common Stock through exercise of stock options granted to him for services rendered to the Company.

         (5)Includes 15,400 options to purchase Common Stock granted to Dr. Kemp under the Company's Incentive Stock Option Plan by the Board of Directors.

         (6)Includes 6,040 shares of Common Stock owned by Mr. Spears individually. Further includes Mr. Spears' right to acquire 6,204 shares of Common Stock through exercise of stock options granted to him as Director's Fees.

                         ITEM 1 - ELECTION OF DIRECTORS

          At the meeting four directors are to be elected to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified. It is intended that the proxies received will be voted, unless directed otherwise, for the four nominees indicated below. However, should any nominee become unavailable or prove unable to serve for any reason, proxies will be voted for the election of such other person or persons as the Board of Directors may select to replace such nominee. The Board has not been informed that any of the nominees will not be available or will be unable to serve. Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the meeting. A majority of all stockholders must be present in person or by proxy to constitute a quorum for purposes of holding the meeting.

          Each person named as a nominee for Director has advised the Company of his willingness to serve if elected. The age of each nominee as of June 1, 1997, his position with the Company, the year in which he first became a Director of the Company, his business experience during the past five years and other directorships he holds are set forth below.

THOMAS L. KEMPNER, 61 Broadway, New York, NY  10006
          Age 70. Chairman of the Board of the Company; Director of the Company since 1983. Chairman and Chief Executive Officer of Loeb Partners Corporation, a private investment banking firm, since 1979. Presently serves on the Boards of Directors of Energy Research Corporation; IGENE Biotechnology, Inc.; Roper Starch Worldwide, Inc.; Intermagnetics General; Northwest Airlines, Inc.; and CCC Information Services Group, Inc.

JOSEPH A. SASENICK, 8561 154th Avenue, NE, Redmond, WA  98052
          Age 57. President and Chief Executive Officer of the Company since February 1992; Director of the Company since 1991; President and Chief Operating Officer of the Company from February 1991 to February 1992. Presently serves as Chairman of the Washington Biotechnology and Biomedical Association. Previously held top management positions at Abbott Laboratories and The Gillette Company.

WILLIAM G. SPEARS, 45 Rockefeller Plaza, New York, NY  10020
          Age 59. Director of the Company since 1989. Chairman of the Board of Spears, Benzak, Salomon & Farrell, an investment advisory subsidiary of KeyCorp since 1994. Presently serves on the Board of Directors of United HealthCare Corp. Chairman, HealthCare Chaplaincy Board of Trustees and Vice Chairman of Quinnipiac College Board of Trustees.

KENNETH N. MAY, PH.D., 203 McElwee Street, North Wilkesboro, NC  28659
          Age 66. Director of the Company since 1995. Retired in August, 1989 as Chairman, Chief Executive Officer and a director of Holly Farms Foods, Inc., completing 19 years with that company. Previously held positions as Professor of Poultry Science at Mississippi State University and the University of Georgia. Consultant for and director of Hudson Foods, Inc.; technical advisor and consultant to the National Broiler Council on food safety matters. Serves on the Board of Directors of Embrex, Inc. Dr. May has been active in the Poultry Science Association and the National Broiler Council, and has served on various committees for the USDA.

         MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

          The Board of Directors met three times during the fiscal year ended May 31, 1997 and held one telephonic meeting. Mr. Sasenick and Dr. May participated in all four meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which they served. Messrs. Kempner and Spears participated in three meetings of the Board of Directors and all of the meetings held by committees of the Board of Directors of which they serve. Dr. Stern attended two meetings of the Board of Directors and one Executive Committee meeting.

          The Company's Board of Directors has Audit, Nominating, Executive and Compensation/Stock Option Committees. Pertinent information relating to each Committee is as follows:

          The Audit Committee recommends to the Board of Directors the selection of the Company's Independent Public Accountants and reviews with such accountants the scope and results of their audit, the scope and results of the Company's internal audit procedures, and the adequacy of the Company's system of internal control. In addition, the Committee approves non-audit professional services performed by the Company's Independent Public Accountants and reviews the fees for audit and non-audit services rendered to the Company by the Independent Public Accountants. Audit Committee members during fiscal year 1997 were Thomas L. Kempner, Chairman and Kenneth N. May. The Committee met one time during the fiscal year.

          The Nominating Committee recommends a slate of directors for the ensuing term. Nominating Committee members during fiscal year 1997 were William
G. Spears, Chairman, and Thomas L. Kempner. The Committee held discussions at a Board of Directors Meeting one time during the fiscal year. No formal procedures have been established for considering nominations by outside stockholders.

          The Executive Committee provides policy guidance to the Company's management on a more frequent basis than practical by assembly of the total Board of Directors. Executive Committee members during fiscal year 1997 were Thomas L. Kempner, Chairman, William G. Spears, Aaron Stern and Joseph A. Sasenick. The Committee met one time during the fiscal year.

          The Compensation/Stock Option Committee approves management contracts, changes in management compensation, management incentive awards and employee stock options. Committee members during fiscal year 1997 were Thomas L.
Kempner, Chairman and William G. Spears. The Committee met one time during the fiscal year.

                      REPORT OF THE COMPENSATION COMMITTEE

          Compensation programs at Alcide Corporation are designed to attract, motivate and retain the executive talent needed to optimize stockholder value in a competitive environment. The programs support the goal of increasing stockholder value of the Company by achieving specific financial and strategic objectives.

          Executive compensation programs are designed to provide:

          - levels of base compensation competitive with comparable health care companies;
          - annual incentive compensation that correlates with the financial performance of the Company; and
          - long-term incentive compensation that focuses executive efforts on building stockholder value through meeting longer-term financial and strategic goals.

          In designing and administering its executive compensation program, the Company attempts to strike an appropriate balance among these various elements, each of which is discussed in greater detail below.

BASE SALARY

          Base salary programs are consistent with comparable companies. Alcide's salary increase program is designed to reflect individual performance consistent with the Company's overall financial performance as well as competitive practice. Annual performance reviews and formal merit increase guidelines determine individual salary increases.

THE MANAGEMENT INCENTIVE PLAN

          The Management Incentive Plan is designed to reward management-level employees for their contributions to corporate and individual results. Payout is made only if the annual operating plan goals are achieved. Each eligible employee's award is expressed as a percentage of the participant's base salary for the Plan year.

          Individual performance is measured against objectives which reflect what executives must accomplish in order for Alcide to meet its annual operating plan. A participant's individual award may vary from zero to 100 percent. For fiscal 1997 the Committee approved bonuses for three participating employees.

STOCK OPTION PLAN

          The 1993 Stock Option Plan authorizes the granting of various stock-based incentive awards to key employees of the Company. The plan has been designed to:

          - link the executive's financial success to that of the stockholders;
          - encourage and create ownership and retention of the Company's stock;
          -  balance long-term with short-term decision making; and
          - focus attention on building stockholder value through meeting longer-term financial and strategic goals.

COMMITTEE ACTIVITIES

          The following summarizes the Committee's activities:

          - approved the Merit Increase Guidelines, which set salary grades, ranges and increases;
          - reviewed and determined salary increases for each corporate officer based on performance;
          - determined fiscal 1997 management incentive awards based on assessment of executive performance against approved goals; and
          -  determined stock option awards to employees.

COMPENSATION OF THE PRESIDENT/CHIEF EXECUTIVE OFFICER

          The CEO received a salary increase of 5% effective September 1, 1997, and a bonus of $170,000. Pursuant to the Management Incentive Plan, Mr. Sasenick was also awarded options to purchase 5,000 shares of the Company's Common Stock. The Company's performance in Fiscal Year 1997 reflected substantial improvement over prior periods, and results exceeded the aggressive performance goals that had been established.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          No member of the Company's Compensation Committee is an employee of the Company. Mr. Kempner is Chairman of the Board and an outside director and Mr. Spears is an outside director. There are no Compensation Committee interlocks between the company and other entities involving Alcide executive officers or Alcide Board members who serve as executives of other entities.

                            Compensation Committee
                         Thomas L. Kempner, Chairman
                               William G. Spears

EXECUTIVE COMPENSATION - The following table summarizes compensation earned in fiscal years 1997, 1996 and 1995 by the Chief Executive Officer, Joseph A. Sasenick, and two other most highly paid executive officers, John P. Richards, Executive Vice President, Secretary and Chief Financial Officer and G. Kere Kemp, Vice President Clinical Research, (the "named officers") in 1997.

                           SUMMARY COMPENSATION TABLE
                 Annual Compensation       Long-Term Compensation
                 -------------------       ----------------------

                                                                                       Number of
                                                                                        Shares
                                                                 Other     Value of     Covered       All
                                                                 Annual   Restricted    by Stock     Other
                                                                Compen-     Stock       Options     Compen-
Name                          Year    Salary         Bonus       sation     Awards      Granted      sation
----                          ----    ------         -----      --------  ----------   ----------   -------
Joseph A. Sasenick            1995   $169,125       $135,645       --       --           10,000       ---
 President                    1996   $190,575       $150,645       --       --            5,000       ---
 Chief Executive Officer      1997   $197,722       $170,000       --       --            5,000       ---
John P. Richards              1995   $107,225       $ 70,455       --       --           10,000       ---
 Executive Vice President     1996   $123,585       $ 70,455       --       --            4,000       ---
 Chief Financial Officer      1997   $128,209       $ 80,000       --       --            4,000       ---
Kere Kemp                     1995   $ 82,500       $ 40,425       --       --            7,000       ---
 Vice President               1996   $ 88,275       $ 35,000       --       --            3,000       ---
 Clinical Research            1997   $ 91,720       $ 65,000       --       --            4,000       ---


     OPTION GRANTS IN THE LAST FISCAL YEAR - The following tables summarizes the named officers' stock option grants during fiscal year 1997.

                             OPTIONS GRANTED IN FISCAL YEAR 1997


                       Number of                                                 Potential Gain at Assumed Annual
                        Shares        Percent of                                Rates of Stock Price Appreciation
                      Covered by     Total Options    Exercise                            for Option Term
                     Stock Options     Granted to    Price Per    Expiration    ---------------------------------
 Name                   Granted        Employees       Share         Date           5%                   10%
 ----                   -------        ---------      -------     -----------     -------              --------
 Joseph  A. Sasenick     5,000            33%         $22.50          2006        $70,750              $179,296
 John P. Richards        4,000            27%         $22.50          2006        $56,600              $143,437
 G. Kere Kemp            3,000            20%         $22.50          2006        $42,450              $107,578


                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                     YEAR AND FISCAL YEAR-END OPTION VALUES


                       Number of
                        Shares                  Number of Shares Covered            Value of Un-exercised
                      Acquired on   Value      by Un-exercised Options at         In-the-Money Options at
Name                   Exercise    Realized            May 31, 1997                     May 31, 1997
----                  ----------   --------   -----------------------------    -----------------------------
                                              Exercisable    Un-exercisable    Exercisable    Un-exercisable
                                              -----------    --------------    -----------    --------------
Joseph A. Sasenick         --        --          124,230         17,000         $2,993,174       $206,000
John P. Richards           --        --           38,000         16,000           $881,500       $197,500
G. Kere Kemp               --        --           15,400         11,600           $326,200       $148,550

                            COMPENSATION OF DIRECTORS

For the fiscal year ended May 31, 1997, outside Directors who do not also benefit from a consulting agreement with the Company received $1,000 cash compensation per Board Meeting attended, $6,000 annual cash retainer and an annual grant of stock options having an aggregate exercise price of $25,000. In the past fiscal year, this compensation applied to Mr. William G. Spears and Dr. Aaron Stern. It did not apply to Mr. Thomas L. Kempner or Dr. Kenneth N. May, both of whom have consulting arrangements with the Company, or to Mr. Joseph A. Sasenick, who received salary as an Officer of the Company.

                                PERFORMANCE GRAPH


          Set forth below is a line graph comparing the performance of the Company's Common Stock during the period May 31, 1992 through May 31, 1997 with the NASDAQ Stock Market Index for U.S. companies and the NASDAQ Stock Market Index for pharmaceutical stocks. The total return indices reflect reinvested dividends and are weighted on a market capitalization basis at the time of each reported data point. The stock price performance depicted in the performance graph shown below is not necessarily indicative of future price performance.


                                     [GRAPH]

   ---------------------------------------------------------------------
                       1992    1993     1994     1995     1996     1997
   ---------------------------------------------------------------------
   ALCIDE              100     143.6    148.7    176.4    377.4    508.7
   NASDAQ MARKET       100     120.3    126.6    150.6    219.0    246.5
   PHARM. STOCKS       100      83.3     76.2     83.5    153.7    140.1
   ---------------------------------------------------------------------

                              EMPLOYMENT AGREEMENTS

       JOSEPH A. SASENICK. Pursuant to an agreement entered into on February 4, 1991 and amended on February 4, 1992, February 4, 1993, February 4, 1994 and August 14, 1995, which can be terminated by the Company for cause and by Mr. Sasenick with 90-days' notice, Mr. Sasenick holds the position of President and Chief Executive Officer, receiving a salary of $200,107 per annum. In addition to the base salary, bonus compensation of 100% of base salary can be earned. The awarding of such bonus shall be at the absolute and sole discretion of the Board of Directors.

     JOHN P. RICHARDS. Pursuant to an agreement entered into on July 29, 1991 and revised January 1, 1993, January 1, 1994 and August 14, 1995, which will expire at the option of either party provided reasonable notice is given, Mr. Richards receives a salary of $129,764 per annum. In addition to base salary, bonus compensation of 100% of base salary can be earned. The awarding of such bonus is dependent on a level of corporate profitability and individual performance.

                              CERTAIN TRANSACTIONS
                           (a) CONSULTING AGREEMENTS:

          LOEB PARTNERS CORPORATION. During the fiscal year ended May 31, 1997, the Company paid Loeb Partners Corporation $60,000 in cash for executive and management services provided by Mr. Kempner and Mr. Norman N. Mintz. Mr.
Kempner holds approximately 51% of the voting equity of Loeb Holding Corporation, of which Loeb Partners is a 100% wholly-owned operating subsidiary.

          The Company believes that the terms of its consulting agreement with Loeb are at least as favorable to the Company as could have been provided by unaffiliated third parties. The consulting agreement provides the Company with the sole option of paying Loeb either in cash or in stock options for executive services. Additionally, whenever an issue arose which, in the opinion of a majority of disinterested members of the Board of Directors, presented a potential conflict of interest between Loeb and the Company, Mr. Kempner abstained from voting on such issue.

          KENNETH N. MAY. During the fiscal year ended May 31, 1997, the Company paid Dr. Kenneth N. May 516 shares of Alcide Common Stock having an aggregate purchase price of $12,014, plus $24,000 cash for consulting services in the field of pathogen control on poultry and other food products.

          The Company believes that the terms of its consulting agreement with Dr. May are at least as favorable to the Company as could have been provided by unaffiliated third parties.

                     (b) ROYALTY AND CONSOLIDATION AGREEMENT

          The Company has an ongoing obligation pursuant to certain royalty and consolidation agreements to pay to patent holders, some of whom were founders of and early investors in the Company, a royalty of 50% of its license revenues and 8% of its net sales of its covered manufactured products subject to said agreements. As the Company does not presently anticipate entering into sublicense agreements for products requiring royalty payment, its obligation to pay a royalty of 50% of its license revenues should have no material impact on the financial condition of the Company. The Company does anticipate paying a royalty of 8% of the net sales of its products to the extent they are subject to royalty payments, which payments will increase the Company's costs by such amount. Payments have aggregated $3,241,055 since 1983. During fiscal year 1997 and 1996, the amounts indicated below were paid to the following individuals and entities, certain of whose principals were members of the Board: Loeb Investors Co. V., $22,114 and $19,543; Loeb Investors Co. VIII, $873 and $772, respectively.

          Thomas L. Kempner is the managing partner of both Loeb Investors Co. V and Loeb Investors Co. VIII.

              ITEM 2 - RATIFICATION OF SELECTION OF ALCIDE AUDITORS

          The Board of Directors, upon the recommendation of the Company's Audit Committee, has appointed Arthur Andersen LLP as the Company's certified independent public accountants for the 1998 fiscal year. It is not expected that a representative from Arthur Andersen LLP will attend the Annual Meeting.

          THE BOARD OF DIRECTORS RECOMMENDS APPROVAL, AND UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED FROM THE STOCKHOLDERS WILL BE VOTED IN FAVOR THEREOF.


                                  ANNUAL REPORT

          The annual report of the Company for the year ended May 31, 1997 including audited financial statements and all other information required to be included in the Company's annual report on Form 10-K are being mailed concurrently to stockholders of record.

                             ITEM 3 - OTHER MATTERS

          The Board of Directors does not know of any business which will be presented at the meeting other than those matters set forth in the accompanying Notice of Meeting. If any other matters are properly presented at the meeting for action, it is intended that the persons named in the accompanying form of proxy and acting thereunder will vote in accordance with their best judgment on such matters.

                              STOCKHOLDER PROPOSALS

          The 1998 Annual Meeting of Stockholders is presently scheduled to be held on October 13, 1998. Under rules promulgated by the Securities and Exchange Commission, stockholders who desire to submit proposals for inclusion in the Proxy Statement of the Board of Directors to be utilized in connection with the 1998 Annual Meeting of Stockholders must submit such proposals to the secretary of the Company no later than April 29, 1998.

                                  ALCIDE CORPORATION
                       8561 154th Avenue NE, Redmond, WA 98052

             This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of the Stockholders, October 14, 1997

    The undersigned hereby appoints John P. Richards and Norman N. Mintz as proxies each with power of substitution in each of them, to vote for and on behalf of the undersigned at the Annual Meeting of the Stockholders of the Company to be held on October 14, 1997, and at any adjournment thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Proxy Statement, which has been received by the undersigned. Without otherwise limiting the general authorization given hereby, said proxies are instructed to vote as follows:

1.  Election of the Board's nominees for Directors.
                   (THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR")

   [ ] FOR all nominees listed below           [ ] WITHHOLD AUTHORITY to vote
      (except as marked to the contrary below)     for all nominees listed below

Nominees:  Thomas L. Kempner, Joseph A. Sasenick, William G. Spears and Kenneth
N. May, Ph.D.

INSTRUCTION:  To withhold authority to vote for any individual nominee listed above, write that nominee's name in the space provided below.

2. Ratification of the selection of Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending May 31, 1998.
                   (THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR")

                     FOR  [ ]       AGAINST [ ]       ABSTAIN [ ]

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned holder.

If no direction is made, this proxy will be voted for Proposals 1 and 2.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



                                       -----------------------------------
                                       Signature


                                       -----------------------------------
                                       Signature if held jointly


                                       Dated:                       , 1997
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                                       PLEASE MARK, SIGN, DATE AND RETURN THE
                                       PROXY CARD PROMPTLY USING THE ENCLOSED
                                       ENVELOPE